As filed with the Securities and Exchange Commission on August 17, 2009

Registration No. 333-160395

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

to

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LKQ Corporation

(Exact name of Registrant as specified in its charter)

Delaware	5015	36-4215970
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

120 North LaSalle Street

Suite 3300

Chicago, Illinois 60602

(312) 621-1950

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Victor M. Casini

Senior Vice President, General

Counsel and Secretary

LKQ Corporation

120 North LaSalle Street

Suite 3300

Chicago, Illinois

60602

(312) 621-1950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

J. Craig Walker

K&L Gates LLP

70 West Madison Street

Suite 3100

Chicago, Illinois

60602

(312) 807-4321

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Amending the Exhibit Index and filing Exhibit 5.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 17, 2009.

LKQ CORPORATION

By:	/s/ Joseph M. Holsten
Joseph M. Holsten
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated on August 17, 2009.

Signature	Title

/s/ Joseph M. Holsten	President, Chief Executive Officer (principal executive officer) and Director
Joseph M. Holsten

* Mark T. Spears	Executive Vice President and Chief Financial Officer (principal financial officer)

* Frank P. Erlain	Vice President—Finance and Controller (principal accounting officer)

* A. Clinton Allen	Director

* Robert M. Devlin	Director

* Donald F. Flynn	Director

* Kevin F. Flynn	Director

* Ronald G. Foster	Director

II-5

Signature	Title

* Paul M. Meister	Director

* John F. O’Brien	Director

* William M. Webster, IV	Director

*By:	/s/ Victor M. Casini
Victor M. Casini
Attorney-in-fact

II-6

EXHIBIT INDEX

LKQ CORPORATION

The following exhibits are filed as part of this registered statement and prospectus.

2	Agreement and Plan of Merger, dated as of July 16, 2007, among LKQ Corporation, LKQ Acquisition Company and Keystone Automotive Industries, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s report on Form 8-K filed with the SEC on July 17, 2007).

3.1(i)	Certificate of Incorporation of LKQ Corporation dated February 13, 1998, and as amended on May 20, 1998, June 15, 1998, August 17, 2000, and February 22, 2001 (incorporated herein by reference to Exhibit 3.1(i) to the Company’s Registration Statement on Form S-1, Registration No. 333-107417).

3.1(ii)	Amendment to Certificate of Incorporation filed on October 8, 2003 (incorporated herein by reference to Exhibit 3.1 (ii) to the Company’s report on Form 10-K for the fiscal year ended December 31, 2003).

3.1(iii)	Conformed copy of Certificate of Incorporation of LKQ Corporation, as amended to date (incorporated herein by reference to Exhibit 3.1 (iii) to the Company’s report on Form 10-K for the fiscal year ended December 31, 2003).

3.2	Amended and Restated Bylaws of LKQ Corporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, Registration No. 333-107417).

4.1	Specimen of common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, Registration No. 333-107417).

4.2	Credit Agreement, dated as of October 12, 2007, among LKQ Corporation and LKQ Delaware LLP, as borrowers, Lehman Brothers Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners, Deutsche Bank Securities Inc, as syndication agent, Lehman Commercial Paper Inc., as administrative agent, Deutsche Bank AG New York Branch, as US dual currency RCF agent, and Deutsche Bank AG Canada Branch, as Canadian Agent (incorporated herein by reference to Exhibit 10.1 to the Company’s report on Form 8-K filed with the SEC on October 18, 2007).

4.3	First Amendment to Credit Agreement dated as of October 26, 2007, among LKQ Corporation and LKQ Delaware LLP, as borrowers, and the lenders party thereto (incorporated herein by reference to Exhibit 10.1 to the Company’s report on Form 8-K filed with the SEC on November 1, 2007).

5	Opinion and consent of Victor M. Casini. *

23.1	Consent of Deloitte & Touche LLP. **

23.2	Consent of Ernst & Young LLP. **

23.3	Consent of Victor M. Casini (included in Exhibit 5 hereto).

24	Power of Attorney. **

*	Filed with this Amendment
**	Previously filed